Exhibit 99.1

Contact: Barrier Therapeutics, Inc. Anne M. VanLent EVP & CFO (609) 945-1202 Lazar Partners Ltd. Gregory Gin, Investor Relations (212) 867-1762

Barrier Therapeutics Announces Promising Results from On-going

Phase 2a Study of Pramiconazole in Onychomycosis

Novel Oral Broad-Spectrum Antifungal Agent Demonstrates Interesting Efficacy
With Once Weekly Dosing

PRINCETON, N.J., October 19, 2007 – Barrier Therapeutics, Inc. (NASDAQ: BTRX), a pharmaceutical company that develops and markets dermatology products, today announced promising results from its on-going Phase 2a proof-of-concept study with pramiconazole, its novel oral broad-spectrum antifungal product candidate, in patients with onychomycosis (nail fungus) of the toenails. Pramiconazole has previously demonstrated positive results in clinical studies in tinea pedis (athlete’s foot), tinea corporis (ring worm), tinea cruris (jock itch), tinea versicolor, vaginal candidiasis and seborrheic dermatitis.

“Based on research thus far, pramiconazole may offer an important breakthrough in antifungal therapy, offering effective results with less frequent dosing than currently available drugs,” said James Del Rosso, DO, Dermatology Residency Director, Valley Hospital Medical Center, Las Vegas, Nevada and Private Practice, Las Vegas, Nevada. Dr. Del Rosso will present highlights from this clinical trial later today at the 26th Anniversary Fall Clinical Dermatology Conference® in Las Vegas, Nevada.

Results from 18 patients at week 16 of the study, one month after completing once weekly treatment for 12 weeks, indicate a marked onset of clinical improvement in total signs and symptoms (p=0.001)[1] of onychomycosis as measured by nail plate thickening, discoloration and overall appearance of the affected toenail. Considering the slow outgrowth of toenails, clinical improvement at this early time point is potentially a key observation. In addition, 4 of 13 patients (31%) who were evaluated at three months post-treatment demonstrated both mycological cure and a significant[1] decrease in clinical signs and symptoms of the affected toenail. To date no patients have reached the final evaluation visit at week 48, nine months after the end of treatment.

“These data further demonstrate pramiconazole’s broad spectrum activity against dermatophytes, yeasts and molds, and, given the encouraging mycological and clinical efficacy in nail fungus, we believe the program warrants full development in this highly prevalent infection,” commented Dr. Braham Shroot, Chief Scientific Officer of Barrier Therapeutics. “Using data from this study combined with additional pharmacokinetic studies, we will determine the dosing regimens for future dose-ranging studies. Pramiconazole could address an unmet need for a new, more convenient, and possibly safer once weekly treatment option for the 35 million people in the United States who suffer from the chronic, recurring condition.”

[1] Statistics are based on a 2-sided Wilcoxon signed rank test against baseline.

Barrier Therapeutics Announces Promising Phase 2a Results for Pramiconazole in Onychomycosis

Patients in the Phase 2a open label single-arm study were dosed with 200 mg of pramiconazole once weekly for 12 weeks, and then are being followed for an additional 36 weeks after the initial treatment period. Current data indicate the drug has been well-tolerated, and there have been no reports of drug-related serious adverse events. A total of 19 patients have been enrolled in this on-going study. Final results for all patients enrolled in this Phase 2a trial will be presented at a future scientific meeting.

Copies of the slides including photographs presented by Dr. Del Rosso will be available on the Company’s website under “Scientific Publications/Articles - 2007” in the “News Releases” section at www.barriertherapeutics.com. Dr. Del Rosso has not been associated with any clinical studies conducted with pramiconazole.

About Onychomycosis

Onychomycosis is a chronic and recurring fungal infection of the toenails or the fingernails resulting in thickening and discoloration of the nail. Without treatment, the disease sometimes can result in pressure, irritation, serious pain and disability. In the United States, onychomycosis is estimated to affect up to 35 million people.

About Pramiconazole (previously known as Azoline)

Pramiconazole, a novel antifungal agent, is being developed by Barrier Therapeutics as a potential once weekly treatment for chronic fungal infections such as onychomycosis (nail fungus), as well as a potential short course treatment for acute skin and mucosal fungal infections. In vitro pramiconazole has been shown to possess broad spectrum potency against dermatophytes, yeasts and molds. In March 2007, the Company reported positive results from a Phase 2b dose ranging study with pramiconazole in tinea versicolor. Previously, the Company has also shown positive results in Phase 2a trials with pramiconazole in tinea pedis (athlete’s foot), tinea corporis (ring worm), tinea cruris (jock itch), tinea versicolor, vaginal candidiasis and seborrheic dermatitis. The Company is currently seeking to establish a commercial partnership to help fund the further development of this product.

About Barrier Therapeutics

Barrier Therapeutics, Inc. is a pharmaceutical company focused on the development and commercialization of products in the field of dermatology. Barrier Therapeutics currently markets three pharmaceutical products in the United States: Xolegel® (ketoconazole, USP) Gel, 2%, for seborrheic dermatitis; Vusion® (0.25% miconazole nitrate, 15% zinc oxide, 81.35% white petrolatum) Ointment, for diaper dermatitis complicated by documented candidiasis; and Solagé® (mequinol 2.0%, tretinoin 0.01%) Topical Solution, for solar lentigines. Barrier Therapeutics has other product candidates in various stages of clinical development for the treatment of a range of dermatological conditions, including onychomycosis, psoriasis, acne, skin allergies, and acute fungal infections. The company is headquartered in Princeton, New Jersey and has wholly owned subsidiaries in Geel, Belgium and Ontario, Canada. More information about Barrier Therapeutics can be found on its corporate website at: www.barriertherapeutics.com.

Xolegel, Vusion and Solagé are trademarks of Barrier Therapeutics, Inc.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private

Barrier Therapeutics Announces Promising Phase 2a Results for Pramiconazole in Onychomycosis

Securities Litigation Reform Act of 1995, including statements regarding the Company’s business development and clinical development plans for pramiconazole and the potential safety and efficacy profile and eventual dosing regimen for pramiconazole. Forward-looking statements provide Barrier’s current expectations or forecasts of future events. Barrier’s performance and financial results could differ materially from those reflected in these forward-looking statements due to the marketplace acceptance of Barrier’s products, Barrier’s ability to execute its commercial and clinical strategy, the decisions of regulatory authorities, the results of clinical trials and strategic decisions regarding its pipeline, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries generally. For a discussion of these and other risks and uncertainties that may effect the forward-looking statements, please see the risk factors in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Barrier undertakes no obligation to update publicly any forward-looking statement.

In addition, please note that success in clinical trials does not mean that subsequent trials will confirm earlier findings. No assessment of the efficacy or safety of any product candidate can be considered definitive until all clinical trials needed to support a submission for marketing approval are complete.

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